SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CYMABAY THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY—SUBJECT TO COMPLETION

May [    ], 2020

Dear CymaBay Stockholders:

Since halting development of our lead drug candidate, seladelpar, the Board of Directors (the “Board”) of CymaBay Therapeutics, Inc. (“CymaBay”) and our management team has been focused on two parallel initiatives: (1) conducting a rigorous and careful investigation of the unexpected histologic findings identified by study pathologists in the Phase 2b study of seladelpar in NASH and (2) evaluating strategic alternatives to enhance stockholder value. In addition, we have implemented a series of cost cutting measures, including a 60% reduction in workforce, to minimize expenses and conserve capital. We also decreased the size of our Board from nine to five seats—an action that balanced the need to reduce costs given our current circumstances with the need to preserve strong, independent, and effective oversight of CymaBay during this important period for our company. Our smaller Board today reflects a diverse and independent set of individuals with broad, relevant backgrounds. Their experiences as public market investors, biotech CEOs, heads of scientific and clinical research, and financial experts encompass the types of skills needed to reach decisions that are in the best interests of CymaBay and all of its stockholders.

Our executive team and members of the Board regularly engage with our stockholders, soliciting their input towards our shared goal of maximizing stockholder value. The input we receive continues to be important to our Board deliberations. One of our stockholders, Engine Capital, L.P. (“Engine Capital”), has nominated a slate of three directors for election to our Board and launched a proxy contest at this year’s annual meeting of stockholders. We have engaged in ongoing dialogue with Engine Capital since they first became stockholders in CymaBay at the end of 2019. However, we believe that your interests will be best served if your current Board continues to be responsible for overseeing the important seladelpar investigation and evaluating all of the strategic options available to CymaBay. The current Board—which is predominantly composed of independent directors—is a diverse, experienced group with strong scientific credentials and relevant industry expertise. We believe that their backgrounds, coupled with their knowledge of CymaBay’s pipeline and familiarity with the results of and investigation into the Phase 2b study of seladelpar in NASH, put them in the best position to decide on a course of action that will protect and enhance stockholder value at this important time for CymaBay.

Regardless of the number of shares of common stock of CymaBay that you own, your vote is important. Please act at your earliest convenience by signing, dating, and returning the WHITE proxy card. Thank you for your support.

Sincerely,

Robert J. Wills, Ph.D.

Chairman

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-866-879-7644

Email: contactus@kingsdaleadvisors.com

PRELIMINARY COPY—SUBJECT TO COMPLETION

CYMABAY THERAPEUTICS, INC.

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(510) 293-8800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on [            ], 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of CymaBay Therapeutics, Inc., a Delaware corporation. The meeting will be held on [                ], [            ], 2020, at [    ] a.m. local time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Newark, CA 94560 for the following purposes:

1.	To elect five nominees for directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified.

2.

To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2020.

3.	To approve, on an advisory basis, the compensation for our named executive officers, as disclosed in this proxy statement.

4.	To vote on an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 28, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on [            ], 2020, at the Pacific Research Center, 7677 Gateway Blvd.,

Conference Center 2nd Floor, Newark, CA 94560

The proxy statement and annual report to stockholders

are available at www.proxyvote.com.

The Board firmly believes that the current Board continues to have the best mix of skills to lead your company forward as it is a diverse group of experienced board candidates with strong credentials and relevant industry expertise who will work together constructively to execute CymaBay’s strategic plan for delivering stockholder value. Your Board of Directors is pleased to nominate for election as directors the five persons named in Proposal 1 in the attached proxy statement and on the enclosed WHITE proxy card. In addition, at this meeting, the Board is seeking your approval to increase the number of authorized shares of common stock. In connection with the review of strategic alternatives, the Board believes it is in the best interests of the company to increase the number of authorized shares of our common stock in order to provide our company greater flexibility in considering and planning for future corporate needs.

We have received notice from Engine Capital, L.P. (which we refer to in this proxy statement as “Engine Capital”) that launched a proxy fight with respect to the election of directors at the Annual Meeting. We do not endorse the election of any of the Engine Capital nominees for director and recommend that you vote FOR CymaBay’s nominees. You may receive proxy solicitation materials from Engine Capital or other persons or entities affiliated with Engine Capital, including an opposition proxy statement or proxy card. We urge you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to

Engine Capital or its nominees contained in solicitation materials filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make.

Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed WHITE proxy card and return it in the enclosed addressed envelope (which is postage prepaid if mailed in the United States). Your promptness in returning the WHITE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the WHITE proxy card. If you return your WHITE proxy card or vote by telephone or Internet, you may nevertheless attend the Annual Meeting and vote your shares in person. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting must bring with them a legal proxy.

Even if you have previously signed a proxy card sent to you by or on behalf of Engine Capital, you have the right to change your vote by completing, signing and returning the enclosed WHITE proxy card in the addressed envelope provided or by following the instructions on the WHITE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted.

We urge you to disregard any proxy card sent by or on behalf of Engine Capital or any person other than CymaBay Therapeutics, Inc. Voting to withhold your vote with respect to the nominees on any proxy card that is circulated by Engine Capital is not the same as voting for our director nominees, because a vote to withhold with respect to any of the nominees on an alternate proxy card will revoke any previous proxy submitted by you on the WHITE proxy card. Your vote is very important.

YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF CYMABAY’S DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF ENGINE CAPITAL OR TO VOTE FOR ANY OF THE ENGINE CAPITAL NOMINEES. YOUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 4.

By Order of the Board of Directors

Sujal Shah
Chief Executive Officer

Newark, California

May [        ], 2020

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-866-879-7644

Email: contactus@kingsdaleadvisors.com

PRELIMINARY COPY—SUBJECT TO COMPLETION

CYMABAY THERAPEUTICS, INC.

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(510) 293-8800

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

[            ], 2020

Meeting Agenda

PROPOSALS	PAGE NUMBER	VOTING STANDARD	BOARD VOTE RECOMMENDATION

Election of Directors	13	Plurality	For each CymaBay director nominee
Management Proposals:

Ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2020	16	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	For

Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	18	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	For

Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares	20	Majority of outstanding shares of our common stock entitled to vote at the Annual Meeting	For

GENERAL INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials, including the enclosed WHITE proxy card, because the Board of Directors of CymaBay Therapeutics, Inc. (the “CymaBay Board” or the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed WHITE proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials, including the WHITE proxy card, on or about [            ], 2020, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on [                    ], [            ], 2020, at [    ] a.m. local time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Newark, CA 94560. Directions to the Annual Meeting may be found at the end of this proxy statement or online at www.pacificresearchcenter.com under “Location.” Information on how to vote in person at the Annual Meeting is discussed below.

We intend to hold our Annual Meeting in person. However, we continue to monitor the situation regarding COVID-19 (Coronavirus) closely, taking into account guidance from the Center for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the Annual Meeting will be held solely by remote communication, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.cymabay.com, and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 28, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 68,882,459 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 28, 2020, your shares were registered directly in your name with CymaBay’s transfer agent, American Stock Transfer & Trust Company, LLC then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a WHITE proxy card, or vote by proxy over the telephone or on the internet as instructed in the WHITE proxy card or below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization

If on April 28, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this proxy statement and voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of five nominees for director to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

•

Ratification of selection by the Audit Committee of the CymaBay Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2020 (Proposal 2);

•	Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3); and

•	Amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares (Proposal 4).

Will other candidates be nominated for election as directors at the 2020 Annual Meeting in opposition to the CymaBay Board’s nominees?

Yes. Engine Capital, a CymaBay stockholder, has notified us that it intends to nominate three persons for election as directors to CymaBay’s Board at the Annual Meeting in opposition to the nominees recommended by the CymaBay Board. The CymaBay Board does not endorse any nominee of Engine Capital and unanimously recommends that you vote FOR ALL of the nominees proposed by the CymaBay Board by using the WHITE proxy card accompanying this proxy statement. The CymaBay Board strongly urges you not to sign or return any proxy card sent to you by Engine Capital, which would be on a BLUE proxy card. If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the CymaBay Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.

What if another matter is properly brought before the meeting?

The CymaBay Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

What are the voting recommendations of the CymaBay Board?

The CymaBay Board recommends that you vote your shares on your WHITE proxy card as follows:

•

“FOR ALL” of the CymaBay’s five nominees to the CymaBay Board named in this proxy statement (Proposal 1) to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

•	“FOR” the advisory approval of the compensation of CymaBay’s named executive officers, as disclosed in this proxy statement (Proposal 2);

•

“FOR” the ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2020 (Proposal 3); and

•

“FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares (Proposal 4).

CymaBay’s Board strongly urges you not to sign or return

any proxy card sent to you by Engine Capital.

How do I vote?

You may either vote “For” all the nominees to the Board, “Withhold” your vote for all nominees to the Board, or you may vote for all nominees “Except” for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed WHITE proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by submitting your WHITE proxy card to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using a proxy card, simply complete, sign and date the enclosed WHITE proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free [                    ] ([    ] international) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on [            ], 2020, to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on [            ], 2020, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a WHITE proxy card containing voting instructions from that organization rather than from CymaBay. Simply complete and mail the WHITE proxy card to ensure that your vote is counted. Alternatively, if permitted by your broker or bank, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon you have one vote for each share of common stock you own as of April 28, 2020.

What should I do if I receive a proxy card from Engine Capital?

Engine Capital has nominated three individuals for election as directors to the CymaBay Board at the Annual Meeting in opposition to the nominees recommended by the CymaBay Board. If Engine Capital proceeds with its alternative director nominations, you may receive proxy solicitation materials from Engine Capital, including an opposition proxy statement and a BLUE proxy card. We urge you to disregard such materials. CymaBay is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Engine Capital or any other statements that it may otherwise make.

The CymaBay Board does not endorse any Engine Capital nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Engine Capital. Voting to “WITHHOLD” with respect to any of Engine Capital’s nominees on its proxy card is NOT the same as voting for the CymaBay Board’s nominees, because a vote to “WITHHOLD” with respect to any of Engine Capital’s nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the BLUE proxy card, you have the right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote after submitting my proxy?” below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Kingsdale Advisors, toll free at 1-866-879-7644 or via email at contactus@kingsdaleadvisors.com.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees that are subject to NYSE rules can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, for instance, matters that may be considered by stockholders such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or Proposal 3 without your instructions, but may vote your shares on Proposal 2 and, we believe, Proposal 4.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated WHITE proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (a) “For” the election of all five of the Board’s nominees for director, (b) “For” the ratification of selection by the Audit Committee of the CymaBay Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2020, (c) “For” approval of the compensation of our named executive officers as disclosed in this proxy statement and (d) “For” approval of the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your WHITE proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have engaged the firm of Kingsdale Advisors to assist in the solicitation of proxies. Under the terms of its agreement, the services of Kingsdale Advisors include the distribution of materials to stockholders, providing information to stockholders (including direct contact with stockholders) from the materials prepared by us, analysis of beneficial ownership of our securities and providing such other advisory services as we may request from time to time. We anticipate that we will pay Kingsdale Advisors a fee of approximately $[            ] plus expenses for these services, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Our aggregate expenses, including those of Kingsdale Advisors, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[            ], of which approximately $[            ] has been spent to date. We have agreed to indemnify Kingsdale Advisors against certain liabilities relating to, or arising out of, their engagement.

Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

What does it mean if I receive more than one WHITE proxy card?

If you receive more than one WHITE proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the WHITE proxy cards and in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to CymaBay’s Corporate Secretary at 7575 Gateway Blvd., Suite 110, Newark, CA 94560.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If your shares are held by your broker, bank or other similar organization as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [                    ], to CymaBay’s Corporate Secretary at 7575 Gateway Blvd., Suite 110, Newark, CA 94560. If such

proposal is submitted after [                    ], it will be considered untimely; provided, however, that if our 2021 annual meeting of stockholders is held before [            ], 2021, or after [            ], 2021, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2021 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than [            ], 2021, and no later than [            ], 2021, except that if our 2021 annual meeting of stockholders is held before [            ], 2021, or after [            ], 2021, notice by the stockholder to be timely may be received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 68,882,459 shares outstanding and entitled to vote. Thus, the holders of 34,441,229 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Because Engine has announced its intention to solicit proxies in opposition to our Board, we expect there to be a “contest” with respect to election of directors at the Annual Meeting within the meaning of the rules of the New York Stock Exchange (the “NYSE”). In the event of a contest, the rules of the NYSE provide that to the extent banks, brokers and other nominees provide Engine’s proxy materials to beneficial owners, they may not exercise discretionary voting authority on behalf of such beneficial owners on any matters to be presented at the Annual Meeting, including “routine matters” such as the ratification of the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ended December 31, 2020 (Proposal 2) and, we believe, the amendment to our Amended and Restated Certificate of Incorporation (Proposal 4). As a result, shares held by such banks, brokers or other nominees for which no instructions have been provided cannot be included in the number of shares present and entitled to vote at the annual meeting for the purposes of establishing a quorum. If you are a beneficial owner of shares held in street name, we urge you to provide voting instructions to the organization that holds your shares by using the voting instruction form that organization has provided so that your shares can be counted as present and voted.

What are “broker non-votes”?

A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As noted above, we expect there to be a “contest” with respect to the election of directors at the Annual Meeting within the meaning of the rules of the NYSE, and in the event of a contest, the rules of the NYSE provide that banks, brokers and other nominees may not exercise discretionary voting authority on any matters to be presented at the annual meeting on behalf of any beneficial owner to whom it has forwarded Engine’s proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count (a) for Proposal 1 to elect directors, votes “FOR” all nominees, “WITHHOLD” all nominees, and “Except” for any nominee you specify and broker non-votes and (b) with respect to Proposals 2, 3 and 4, votes “FOR,” “AGAINST,” and abstentions.

Abstentions will be counted towards the vote total for Proposals 2, 3 and 4, and will have the same effect as “AGAINST” votes for those proposals. As stated above, because this is a contested election, we do not expect any broker non-votes on any matter.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the five nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. “WITHHELD” votes will have no effect.

•

To be approved, Proposal 2, ratification of selection by the Audit Committee of the CymaBay Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2020, must receive “FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Although stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm is not required, the CymaBay Board is submitting Proposal 2 to the stockholders for ratification as a matter of good corporate practice.

•

To be approved, Proposal 3, the approval, on an advisory basis, of the compensation for our named executive officers as disclosed in this proxy statement, must receive “FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

•

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. In counting votes on Proposal 4, abstentions and other shares not voted will be counted as votes “AGAINST” the proposal.

Your votes on Proposal 3 is advisory, which means that the results are non-binding on us, our Board and its committees. Although non-binding, our Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement and annual report to stockholders are available at www.proxyvote.com.

BACKGROUND OF SOLICITATION

Since our last annual meeting of stockholders, as part of our ordinary course investor relations efforts, we have engaged with stockholders on a range of topics. On November 25, 2019, we issued a press release announcing that we were terminating our Phase 2b study of seladelpar in subjects with non-alcoholic steatohepatitis (NASH) and our recently initiated Phase 2 study of seladelpar in subjects with primary sclerosing cholangitis (PSC), and were putting on hold all studies of seladelpar in subjects with primary biliary cholangitis (the “November 25th Disclosures”). Following these announcements, we engaged in extensive dialogue with our stockholders regarding, among other matters, the strategic direction of CymaBay. As described below, as part of our stockholder engagement efforts, we have repeatedly sought to engage in constructive dialogue with Engine Capital. Engine Capital has nominated three individuals for election to the Board at the Annual Meeting.

On November 26, 2019, following the November 25th Disclosures, our investor relations department received an email from Arnaud Ajdler, Managing Partner at Engine Capital, indicating that Engine Capital owned just under 5% of our common stock and requesting a call.

On November 29, 2019, Mr. Ajdler emailed Sujal Shah, our President and Chief Executive Officer, requesting a meeting. Later that day, Mr. Shah spoke with Mr. Ajdler by telephone. During the course of that conversation, Mr. Shah and Mr. Ajdler discussed the November 25th Disclosures.

On December 12, 2019, Engine Capital filed a Schedule 13D with the Securities and Exchange Commission (the “Schedule 13D”), disclosing that entities affiliated with Engine Capital beneficially owned 7.3% of our outstanding shares of common stock. Among other matters, the Schedule 13D noted that Engine Capital believed that the shares of our common stock “were undervalued and represented an attractive investment opportunity,” and that “[d]epending on various factors” Engine Capital may, among other matters, engage in discussions with CymaBay, and make proposals, concerning possible “strategic alternatives.”

On December 13, 2019, Mr. Shah had another telephone call with Mr. Ajdler regarding the November 25th Disclosures.

On December 16, 2019, Mr. Shah received an email from Mr. Ajdler requesting to speak with the Chairman of our Board of Directors or the Chair of our Nominating and Corporate Governance Committee.

On December 17, 2019, Mr. Shah emailed Mr. Ajdler, letting Mr. Ajdler know that he would try to set up a meeting before the holidays if it was possible.

Between December 18, 2019 and December 28, 2019, Mr. Shah and Mr. Ajdler exchanged emails regarding the timing of a meeting with the Chair of our Nominating and Corporate Governance Committee. Such correspondence included a threat from Mr. Ajdler to publish a public letter to “get the board’s attention” about the lack of a scheduled meeting during the holiday period.

On December 29, 2019, Mr. Shah offered Mr. Ajdler an in-person meeting at the JP Morgan Healthcare Conference in mid-January, but Mr. Ajdler indicated that he would not be attending and would prefer to have a call before the end of the year.

On December 31, 2019, Kurt von Emster, the Chair of our Nominating and Corporate Governance Committee, spoke with Mr. Ajdler over the phone. During the course of this conversation, Mr. Ajdler requested that CymaBay appoint two individuals (unnamed at the time) suggested by Engine Capital to the Board. Mr. von Emster indicated that the Board would consider Mr. Ajdler’s request and that he would discuss the proposal with the Nominating and Corporate Governance Committee.

On January 7, 2020 and January 9, 2020, Mr. Ajdler and Mr. von Emster exchanged emails regarding Mr. Ajdler’s request to add two individuals to the Board.

On January 9, 2020, the Nominating and Corporate Governance Committee held a meeting, with Mr. Shah and a representative of Cooley LLP in attendance. At this meeting, members of the Nominating and Corporate Governance Committee discussed the proper size of the Board and the skills needed on the Board in the immediate future in light of the CymaBay’s cash position and the November 25th Disclosures. The Nominating and Corporate Governance Committee also discussed Engine Capital’s request to add two members to the Board. The members discussed the additional expenses that CymaBay may incur if Engine Capital pursued a proxy fight or letter writing campaign at a time when CymaBay needed to conserve cash and the fact that a proxy fight and/or letter writing campaign could also distract management from the investigation of the histologic findings identified by study pathologists in the Phase 2b study of seladelpar in NASH, planning for the orderly cessation of the Company’s clinical programs assisting the Board in its evaluation of strategic alternatives including the potential liquidation of the Company. In light of these considerations and in consideration of the fact that the Nominating and Corporate Governance Committee would recommend reducing the size of the Board from nine to five persons, the Nominating and Corporate Governance Committee concluded that it would not be appropriate to offer two board seats to a less than 10% stockholder. Instead, the Nominating and Corporate Governance Committee authorized Mr. von Emster to continue his discussions with Mr. Ajdler and to see, once Engine Capital disclosed the identities of its proposed Board members, if Engine Capital would accept one Board seat.

On January 10, 2020, Mr. Ajdler emailed Mr. von Emster indicating that Mr. Ajdler himself and Nadav Kidron were the two individuals Engine was suggesting for addition to the Board.

Between January 11, 2020 and January 14, 2020, at the J.P. Morgan Healthcare Conference, representatives of CymaBay had in-person meetings with a number of CymaBay stockholders to solicit their feedback on CymaBay’s strategic options. In those meetings, many of our stockholders expressed support for our continued investigation into the seladelpar findings and for CymaBay to consider other strategic alternatives available to it.

On January 17, 2020, Mr. von Emster had telephonic interviews with Mr. Kidron and Mr. Ajdler to evaluate their qualifications. At the end of Mr. Ajdler’s interview, Mr. von Emster indicated that CymaBay was considering changes to the composition of its Board, and asked if Engine Capital would consider requesting to add only one member to the Board. Mr. Ajdler told Mr. von Emster that one board member would be insufficient. Mr. von Emster then told Mr. Ajdler that he would follow up with the Nominating and Corporate Governance Committee on the interviews and report back.

On January 23, 2020, each of Dr. Goldfischer and Dr. Stein resigned from the Board.

On January 24, 2020, Dr. Booth and Mr. Weiland resigned from the Board.

On January 29, 2020, CymaBay published a letter to its stockholders. In this letter CymaBay disclosed: (1) certain cost-cutting measures it had undertaken to preserve stockholder value, including reducing the size of the Board from nine to five members and a workforce reduction of approximately 60%; (2) its plan to have an independent, expert review of the NASH biopsies and an analysis of additional biomarkers to better understand the unexpected histologic findings in the seladelpar Phase 2b NASH study; and (3) that it would undertake a review of strategic alternatives to consider ways to maximize stockholder value and that such review would consider, among other options, a liquidation, sale, merger, asset acquisition and/or continuation of the development of CymaBay’s internal programs.

On January 29, 2020, Mr. von Emster had a call with Mr. Ajdler following the release of our stockholder letter. During this call, Mr. Ajdler stated that he planned to nominate a slate of directors for election to the Board. However, Mr. Ajdler also noted that he would not need to make those nominations if CymaBay would promptly increase the size of the Board to six and appoint him to fill the vacancy. Mr. von Emster told Mr. Ajdler that the Board would consider his request.

On February 5, 2020, Mr. Shah and Mr. Ajdler spoke telephonically to discuss the rate of cash burn disclosed in our January 29th stockholder letter.

The Board thoroughly evaluated the qualifications of both of Engine Capital’s proposed directors. After careful consideration, the Board determined that, in light of the recent cost-reduction measures and the need to have individuals on the Board with relevant scientific background to evaluate both the results of the expert review of the unexpected histologic findings in the seladelpar Phase 2b NASH study and CymaBay’s other internal programs, it would not be appropriate at this time to increase the size of the Board to appoint either Mr. Ajdler or Mr. Kidron.

On February 7, 2020, Mr. von Emster had a telephone call with Mr. Ajdler in which Mr. von Emster relayed the Board’s determination not to appoint Mr. Ajdler or Mr. Kidron to the Board.

On February 14, 2020, Mr. Ajdler sent a letter to the Board. The letter, among other matters, urged CymaBay to undertake additional cost reduction measures, to conclude the strategic review process as expeditiously as possible and to liquidate CymaBay if there were not path forward for seladelpar with the FDA. The letter also stated that any material transactions should be subject to stockholder approval—whether or not legally required—and, if the Board determined to pursue a transaction instead of a liquidation, that the Board should have to make significant, personal investments in CymaBay.

On February 21, 2020, Mr. Ajdler and Mr. von Emster spoke about CymaBay’s ongoing operations.

On March 12, 2020, Mr. Ajdler and Mr. von Emster spoke again about CymaBay’s ongoing operations.

Later on March 12, 2020, CymaBay disclosed its fourth quarter and fiscal year end 2019 financial results and hosted a conference call to provide a business update. Among other matters, CymaBay disclosed additional details relating to its in-depth review of the Phase 2b NASH findings.

On March 13, 2020, Engine Capital sent a letter to CymaBay nominating Mr. Ajdler, Mr. Kidron and Robert Frankfurt for election to the Board at the Annual Meeting. Later that day, CymaBay issued a press release acknowledging receipt of Engine Capital’s nominations.

On March 18, 2020, Mr. von Emster emailed Engine Capital, requesting that each of Engine Capital’s nominees complete CymaBay’s standard D&O questionnaire and schedule an interview with the Nominating and Corporate Governance Committee.

On March 21, 2020, Mr. Shah, as part of CymaBay’s regular outreach to stockholders, emailed Mr. Ajdler to see if he would like to speak following CymaBay’s 2019 year-end financial results and business update that took place on March 12.

On March 23, 2020, Mr. Ajdler replied to Mr. Shah’s email asking if the two could speak the next day. Mr. Shah replied to his email offering times to speak, but Mr. Ajdler did not respond to that email.

On March 25, 2020, Mr. von Emster emailed Mr. Ajdler asking for a response to his email of March 18. Mr. Ajdler did not respond to this email.

Also on March 25, Mr. Shah followed up on March 21 email asking Mr. Ajdler if he still wanted to speak. Mr. Ajdler and Mr. Shah subsequently scheduled a call for March 27.

On March 27, 2020, Mr. Ajdler informed Mr. Shah that he would not be able to speak that day and asked if they could reschedule their call. Mr. Shah proposed several alternative times, but Mr. Ajdler did not respond.

On April 9, 2020, Mr. von Emster emailed Mr. Ajdler again to reiterate the Nominating and Corporate Governance Committee’s request to interview Mr. Frankfurt, whose candidacy was not previously reviewed by the Board. Mr. Ajdler responded, and scheduled a call with Mr. von Emster on April 13.

On April 13, 2020, Mr. von Emster Spoke with Mr. Ajdler. Mr. Ajdler and Mr. von Emster spoke about CymaBay’s ongoing operations. Mr. von Emster also followed up about the interviews with Engine Capital’s nominees. Mr. Ajdler told Mr. von Emster that he would not be willing to be interviewed by the committee, nor would he make Mr. Frankfurt available to the committee for an interview. Mr. Ajdler suggested that the primary reason that Engine would not make its candidates available to be interviewed was because Engine believed that remarks made during the interviews could be used against Engine Capital in a proxy fight. Mr. von Emster and Mr. Ajdler spoke at a high level about avoiding a proxy fight and, during the course of that conversation, Mr. Ajdler noted that Engine Capital would be willing to settle for two board seats. Mr. von Emster indicated that he would report their conversation back to members of the Board.

On April 21, 2020, Mr. von Emster emailed Mr. Ajdler to inform him that the Board had considered Engine’s request to expand the Board by two seats and appoint two persons identified by Engine Capital, and that the members of the Board believed that such actions were not in the bests interests of CymaBay and its stockholders at such time.

On April 21, 2020, CymaBay filed its preliminary proxy statement.

On April 24, 2020, Engine filed its preliminary proxy statement.

On April 27, 2020, Mr. Ajdler emailed Mr. von Emster requesting a time to speak.

On April 29, 2020, Mr. Ajdler and Mr. von Emster spoke. During the course of the conversation, Mr. Ajdler indicated that Engine would be willing to consider entering into a settlement agreement if the Board would agree to expand to six members and appoint an Engine nominee to fill the vacant seat. Mr. von Emster told Mr. Ajdler that he would report their conversation back to the Board.

On May 1, 2020, Engine filed a revised preliminary proxy statement.

On May 5, 2020, CymaBay filed its revised preliminary proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The CymaBay Board consists of five directors and there are no vacancies. The CymaBay Board has nominated five nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Each of the nominees listed below is currently a director of CymaBay and was recommended for re-election to the Board by the Nominating and Corporate Governance Committee of the CymaBay Board. If elected at the Annual Meeting, each of these five nominees would serve until the 2021 annual meeting of stockholders and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Each of these five nominees is submitted for re-election to the Board on the WHITE proxy card. It is our policy to encourage nominees for directors to attend the Annual Meeting. Two of the nine directors then holding office attended the 2019 Annual Meeting of Stockholders in person.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the five nominees receiving the highest number of affirmative votes will be elected. The persons named as proxies on the WHITE proxy card intend to vote the proxies “FOR ALL” five of CymaBay’s nominees named below unless you indicate on the WHITE proxy card a vote to “WITHHOLD” your vote with respect to any of these nominees. Cumulative voting is not permitted. In the event that any nominee named below should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating and Corporate Governance Committee of the CymaBay Board. If any such substitute nominee(s) are designated, we will file an amendment to the proxy statement and a WHITE proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the Securities and Exchange Commission. Each nominee named below has consented to be named as a nominee in this proxy statement and has agreed to serve if elected, and the CymaBay Board has no reason to believe that any such nominee will be unable to serve.

NOMINEES

The following is a brief biography of each of the CymaBay Board’s nominees for director and a discussion of the specific experience, qualifications, attributes or skills of each such nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct CymaBay’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the CymaBay Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the CymaBay Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the CymaBay Board, and these views may differ from the views of other members. The CymaBay Board is pleased to nominate for election as directors the five persons named in this proposal and on the enclosed WHITE proxy card.

NAME	AGE	POSITION HELD WITH CYMABAY
Sujal Shah	46	President and Chief Executive Officer, Director
Caroline Loewy	54	Director
Paul F. Truex	51	Director
Kurt von Emster	52	Director
Robert J. Wills, Ph.D.	66	Chairman, Director

Sujal Shah has served as our President and Chief Executive Officer since November 2017. Prior to that he served as our Interim President and Chief Executive Officer from March 2017 to November 2017. From December 2013 to March 2017, Mr. Shah served as Chief Financial Officer. Prior to that he served as a consultant and acting Chief Financial Officer for us from June 2012 to December 2013. From 2010 to 2012, Mr. Shah served as Director, Health Care Investment Banking for Citigroup Inc., where he was responsible for managing client relationships and executing strategic and financing related transactions for clients focused in life sciences. From 2004 to 2010 Mr. Shah was employed with Credit-Suisse, last serving in the capacity as Vice President, Health Care Investment Banking Group. Mr. Shah received a M.B.A. from Carnegie Mellon University—Tepper School of Business and M.S. and B.S. degrees in Biomedical Engineering from Northwestern University. Mr. Shah currently serves on the Executive Advisory Board of the Chemistry Life Processes Institute at Northwestern University. Because of his extensive experience executing strategic and financing transactions both as an advisor and as an operator in the biopharmaceutical industry, his foundational scientific training, and his intimate knowledge of our company, we believe he is able to make valuable contributions to the Board.

Caroline Loewy has been a member of our Board since December 2016. Ms. Loewy is a biopharmaceutical and financial executive with over 25 years of experience in the field. She currently provides strategic advisory services for biopharmaceutical companies, primarily in the role of board member. Ms. Loewy is currently a member of the board of directors of PhaseBio Pharmaceuticals, Inc. and Aptose Biosciences Inc., each since 2018. Previously Ms. Loewy was a Co-Founder and served as the Chief Business Officer and Chief Financial Officer of Achieve Life Sciences, a biopharmaceutical company (acquired by OncoGenex Pharmaceuticals, Inc. in 2017), from 2015 to 2017. Ms. Loewy has previously held the position of Chief Financial Officer of both public and private biopharmaceutical companies including Tobira Therapeutics (acquired by Allergan Inc. in 2016) from 2012 to 2014, Corcept Therapeutics from 2008 to 2011, and Poniard Pharmaceuticals from 2006 to 2008. Prior to her roles in company management, Ms. Loewy spent 11 years as a senior biotechnology equity research analyst at Morgan Stanley and Prudential Securities. Ms. Loewy has leveraged her experience in the medical arena and financial expertise to benefit those affected by rare disease. She is a founding board member of the Global Genes Project, one of the leading rare disease patient advocacy organizations in the world, and is a member of the National Advisory Council of the Translational Genomics Research Institute (TGen) Center for Rare Childhood Disorders. Ms. Loewy is also a founding board member of the KCNQ2 Cure Alliance, promoting education and research into the rare disorder affecting her son. Ms. Loewy holds a B.A. from the University of California, Berkeley, and a MBA/MS from Carnegie Mellon University. Because of her more than 25 years of experience in the biopharmaceutical industry and financial expertise as a chief financial officer, as well as her extensive and valuable experience in providing strategic advisory services, we believe she is able to make valuable contributions to the Board.

Paul F. Truex has been a member of our Board since April 2016. Mr. Truex was elected to the Board because of his deep knowledge of, and experience in, the pharmaceutical industry. Mr. Truex is the Executive Chairman of LQT Therapeutics, Inc. and has served in that role since July 2019. Mr. Truex previously served as Executive Chairman of Anthera Pharmaceuticals, Inc., or Anthera, a biopharmaceutical company. Mr. Truex was a founder of Anthera where he served as Director and Chief Executive Officer from September 2004 to December 2016. Prior to founding Anthera, Mr. Truex was a co-founder and served as a Director, President and Chief Executive Officer of Peninsula Pharmaceuticals, Inc., or Peninsula, from the commencement of its operations in October 2001 until December 2005 after which Peninsula was acquired in a series of transactions by Johnson & Johnson and Forest Laboratories. Prior to Peninsula, Mr. Truex was Vice President of Commercial

Development for Versicor, Inc. (acquired by Pfizer) from April 2000 to September 2001. From July 1997 to April 2000, Mr. Truex worked at Eli Lilly and Company where he served in various marketing and sales roles. Mr. Truex obtained his M.B.A. in marketing and finance from Indiana University and a B.A. in Economics from the University of Waterloo. Mr. Truex is also a director of Milestone Pharmaceuticals, Inc., where he served as Chairman from 2002 to 2016, Feldan Therapeutics, Inc. and Gladius Pharmaceuticals, Inc. Mr. Truex previously served as a director of Trius Therapeutics, Inc. from June 2008 until September 2013. Because of his more than 25 years of experience in biopharmaceutical and pharmaceutical companies as an executive, as well as his extensive corporate governance and board oversight experience, we believe he is able to make valuable contributions to the Board.

Kurt von Emster, CFA has been a member of our Board since April 2009. Mr. von Emster was elected to the Board because of his in-depth knowledge of the pharmaceutical industry where he has been an institutional biotechnology and health care analyst and portfolio manager for 26 years. Mr. von Emster has been a Partner at Abingworth LLP, a venture capital firm, since January 2015 and as Managing Partner since July 2015. Prior to joining Abingworth, Mr. von Emster was a co-founder and Partner of venBio LLC, a venture capital firm, from May 2009 until January 2015. In 2001, Mr. von Emster became a General Partner at MPM Capital, a leading biotechnology private equity firm, and launched the MPM BioEquities Fund, a cross over public and private biotechnology hedge fund. He was the portfolio manager of this fund from inception in 2001 until his departure in 2009. Mr. von Emster’s investment career started in 1989 at Franklin Templeton Investments where he founded and managed several health and biotechnology funds in the 1990s. Mr. von Emster currently serves on the board of directors of SutroVax, Inc., Jasper Therapeutics, Inc. and SFJ Pharmaceuticals Inc. He is a former member of the board of CRISPR Therapeutics, Inc., Attenua, Inc., Aurinia Pharmaceuticals, Inc., Kesios Therapeutics, Ltd., Cytos Biotechnology, Ltd. (merged with Kuros Biosurgery Holding AG), Facet Biotech Corporation (sold to Abbott Laboratories in 2010) and Somaxon Pharmaceuticals, Inc. (sold to Pernix Therapeutics Holdings, Inc. in 2013), and a former board observer of Acceleron Pharma Inc. Mr. von Emster holds a B.S. in Business and Economics from the University of California, Santa Barbara and is a Chartered Financial Analyst (CFA). Because of his more than 25 years of experience in the biopharmaceutical industry as a portfolio manager and investor, as well as his extensive corporate governance and board oversight experience, we believe he is able to make valuable contributions to the Board.

Robert J. Wills, Ph.D. has been a member of our Board since March 2015 and Chairman since October 2015. Dr. Wills was elected to the Board because of his over 35 years of extensive and significant experience in the pharmaceutical industry, including preclinical and clinical research and development, business development and strategic partnering. Dr. Wills served in a variety of executive roles for Johnson & Johnson, or J&J, a medical devices, pharmaceutical and consumer goods manufacturing company, from December 1989 to February 2015 and recently served as Vice President, Alliance Manager where he was responsible for managing strategic alliances for J&J’s Pharmaceutical Group worldwide since 2002. Prior to this, Dr. Wills spent 22 years in pharmaceutical drug development, 12 of which were at J&J and 10 of which were at Hoffmann-La Roche Inc. Before assuming his role as Vice President, Alliance Manager at J&J, Dr. Wills served as Senior Vice President Global Development at J&J where he was responsible for its late stage development pipeline and was a member of several internal commercial and research and development operating boards. Dr. Wills currently serves on the board of directors of Oncternal Therapeutics, Inc., Parion Sciences, Inc. and Go Therapeutics, Inc. Dr. Wills was previously a member of the board of directors of GTx, Inc., where he served as Executive Chairman and Chair of the Scientific and Development Committee. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas. Because of his more than 35 years of experience in the pharmaceutical industry as an executive focused on research and development, business development and strategic partnering, as well as his corporate governance and board oversight experience, we believe he is able to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE ABOVE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as CymaBay’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited CymaBay’s consolidated financial statements since 1994. They are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither CymaBay’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of CymaBay and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to CymaBay for the fiscal years ended December 31, 2019 and December 31, 2018, by Ernst & Young LLP, CymaBay’s independent registered public accounting firm.

	Fiscal Year Ended
	2019	2018
Audit Fees(1)	$1,341,800	$1,573,450
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,885	3,195

Total	$1,343,685	$1,576,645

(1)

In 2019, Audit Fees consisted of fees and expenses covering the integrated audit of our consolidated financial statements and of our internal control over financial reporting, reviews of our interim quarterly reports, and accounting and financial reporting consultations. In 2018, Audit Fees consisted of fees and expenses covering the audit of our consolidated financial statements and of our internal control over financial reporting, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)	All Other Fees consist of fees billed in the indicated year for an annual subscription to Ernst & Young LLP’s online resource library.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by CymaBay’s independent registered public accounting firm, Ernst & Young LLP. The policy requires pre-approval of services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. Our Board and Compensation Committee value the opinions of our stockholders and reviews and considers the voting results when making decisions regarding our compensation program for our named executive officers. The say-on-pay vote is required pursuant to Section 14A of the Exchange Act.

Rationale and Scope of Proposal

Our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract and retain talented and experienced executives who strategically address our short-term and long-term needs;

•

align the interests of our executives with stockholders by motivating executives to focus on activities and objectives that increase stockholder value and reward executives when stockholder value increases;

•	compensate our executives in a manner that motivates them to manage our business to meet our short-term and long-term objectives and create stockholder value;

•	retain executives whose knowledge, skills and performance are critical to our success; and

•

foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders, while ensuring that these goals are obtained with the highest degree of integrity and compliance with laws and regulations, while protecting the health and safety of those stakeholders involved in, or benefiting from, our research and development efforts.

We urge stockholders to read the “Executive Compensation” section of this proxy statement which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. Our Compensation Committee and our Board believe that its policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our ability to conduct our business in the manner best suited for our stockholders.

At our 2019 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Our Board recommended, and our stockholders indicated a strong preference for, holding such a vote every year and, after taking our stockholders’ recommendation into consideration, our Board determined to hold such a vote every year. Accordingly, we are submitting this Proposal 3 for stockholder approval at the Annual Meeting.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, programs and practices described in this proxy statement. As this is a non-binding, advisory vote, the result will not be binding on us, our Board or our Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation philosophy, programs and practices.

Recommendation of the Board

In accordance with SEC rules, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of CymaBay Therapeutics, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables, notes and narratives in the proxy statement for the company’s 2020 Annual Meeting of Stockholders.

Voting

This proposal is non-binding on us and our Board. Marking the proxy card “FOR” indicates support; marking the proxy card “AGAINST” indicates lack of support. You may abstain by marking the “ABSTAIN” box on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF OUR COMMON STOCK

The Board has adopted an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of capital stock the company is authorized to issue from 110,000,000 shares (100,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, to 210,000,000 shares (200,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, and declared its advisability. In order for this amendment to be effective, our stockholders must approve this Proposal 4.

On February 29, 2020, 68,882,459 shares of our common stock were outstanding, zero shares of our preferred stock were outstanding and 9,143,863 shares were reserved for issuance upon conversion of our employee equity plans and outstanding equity awards. Accordingly, as of February 29, 2020, there were approximately 21,973,678 shares of common stock available for general corporate purposes. Upon the approval of this Proposal 4, there would be approximately 121,973,678 authorized and unreserved shares of our common stock available for issuance.

The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the increase in the authorized shares of common stock if the Board determines that such increase is no longer in the best interests of the company and our stockholders.

If approved, the amendment would amend and restate paragraph A of Article IV of the Amended and Restated Certificate of Incorporation as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 210,000,000 shares. 200,000,000 shares shall be Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.”

Reasons for the Proposal

The Board believes it is in the best interests of the company to increase the number of authorized shares of our common stock in order to provide our company greater flexibility in considering and planning for future corporate needs, including, without limitation, the issuance of shares in connection with equity financings, and the issuance of shares in connection with strategic or other general corporate transactions. If the number of authorized shares of our common stock is not increased, as noted above, as of February 29, 2020 we would have approximately 21,973,678 shares of our common stock available for such uses. The Board believes that this is an insufficient number of shares to provide flexibility that could benefit our stockholders. The Board believes that additional authorized shares of common stock will enable the company to take timely advantage of market conditions and favorable financing and strategic opportunities that may become available to us without the delay and expense associated with convening a special meeting of our stockholders. We do not have any current commitment, arrangement, understanding or agreement regarding the issuance of the additional shares that would result from adoption of the proposed amendment.

Possible Effects of the Proposal

The proposed amendment to increase the authorized number of share of our common stock could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the company by providing the company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the company. We do not have any current intention, plan, commitment, arrangement, understanding or agreement to employ the additional unissued authorized shares as an anti-takeover device. The Board would act in the best interests of stockholders if any such takeover attempt were made, and is not aware of any such attempt to take control of the company, other than the solicitation by Engine Capital to elect three members to our Board, which would constitute a majority of our Board. The proposed amendment has been prompted by business and financial considerations.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders or change the number of shares of common stock outstanding. However, the Board may issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future other than in connection with a stock dividend, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future. The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that the company is authorized to issue.

Recommendation of the Board

For the reasons stated above, the Board recommends that the stockholders vote in favor of amending our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock.

Voting

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with CymaBay’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and CymaBay, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following four directors were independent directors within the meaning of the applicable Nasdaq listing standards during 2019 and through their resignations in January 2020: Dr. Robert Booth, Dr. Carl Goldfischer, Dr. Evan Stein, and Mr. Robert Weiland. In addition, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Caroline Loewy, Mr. Paul Truex, Mr. Kurt von Emster and Dr. Robert Wills. In making these determinations, the Board found that none of these directors, former directors or nominees for director had a material or other disqualifying relationship with CymaBay. Mr. Shah is not independent as he serves as an officer of CymaBay.

DIVERSITY IN BOARD MEMBERSHIP

CymaBay seeks to achieve an appropriate level of diversity in the membership of its Board and to assemble a broad range of skills, expertise and knowledge to benefit its business. The Nominating and Corporate Governance Committee and the full Board annually assess the composition of the Board, considering diversity across many dimensions, including industry experience, functional areas and skills (e.g., technology and finance), gender, geographic scope, public and private company experience, and director experience in the context of an assessment of the current and expected needs of the Board. The Nominating and Corporate Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors and considers, among other things, independence, character, gender, demonstrated leadership, skills, including financial expertise, and experience in the context of the needs of the Board. Although the Board does not have a formal policy regarding board diversity, the Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions.

BOARD LEADERSHIP STRUCTURE

The Board has an independent Chairman, Dr. Wills, who, as Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. CymaBay believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of CymaBay. In addition, CymaBay believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of CymaBay and its stockholders. As a result, CymaBay believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board has an active role, as a whole and also at the committee level, in overseeing management of CymaBay’s risks. The Board regularly reviews information regarding CymaBay’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and CymaBay’s independent registered public accounting firm, as appropriate, CymaBay’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to CymaBay’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD

The CymaBay Board met seven times during 2019. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during 2019. Two of the then nine directors attended the 2019 annual meeting, either in person or via teleconference.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2019 for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Robert F. Booth, Ph.D.(2)			X
Carl Goldfischer, M.D.(2)	X	(1)	X
Caroline Loewy(3)	X
Evan A. Stein, M.D., Ph.D.(2)					X
Paul F. Truex			X	(1)	X
Kurt von Emster	X				X	(1)
Robert J. Weiland(2)	X
Robert J. Wills, Ph.D.			X
Total meetings in 2019	4		2		1

(1)	Committee Chair
(2)	Resigned from the Board in January 2020
(3)	Became Audit Committee Chair in February 2020

In January 2020, each of Dr. Goldfischer, Dr. Stein, Dr. Booth and Mr. Weiland resigned as directors of CymaBay in order to reduce the costs of operating a larger board of directors, and CymaBay reduced the size of the CymaBay Board to five members. In connection with these actions: (1) the Audit Committee membership was reconstituted to consist of Ms. Loewy (Chair), Dr. Wills and Mr. Truex; and (2) the Nominating and Corporate Governance Committee membership was reconstituted to consist of Mr. von Emster (Chair) and Ms. Loewy.

Below is a description of each committee of the CymaBay Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to CymaBay.

Audit Committee

The Audit Committee of the CymaBay Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee CymaBay’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on CymaBay’s audit engagement team as required by law; reviews and approves or rejects transactions between CymaBay and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by CymaBay regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review CymaBay’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of CymaBay’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee was composed of four directors in 2019: Dr. Goldfischer (Chair), Ms. Loewy, Mr. von Emster and Mr. Weiland. The Audit Committee met four times during 2019. The Audit Committee is currently composed of three directors: Ms. Loewy (Chair), Mr. Truex and Dr. Wills. The Board has adopted a written Audit Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

The CymaBay Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of CymaBay’s Audit Committee are, and during 2019 were, independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standard). The Board has also determined that during 2019 Dr. Goldfischer qualified as an “Audit Committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For Dr. Goldfischer, the Board made a qualitative assessment of his individual levels of knowledge and experience, based on a number of factors, including his respective formal education and the fact that Dr. Goldfischer was formerly a chief financing officer for a public company. The Board has also determined that Ms. Loewy, the current Chair of the Audit Committee is qualified as an “Audit Committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For Ms. Loewy, the Board made a qualitative assessment of her individual levels of knowledge and experience, based on a number of factors, including her respective formal education and the fact that Ms. Loewy was formerly a chief financing officer for multiple public companies.

Report of the Audit Committee of the Board of Directors1

Management is responsible for CymaBay’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of CymaBay’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of CymaBay under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In this context, in 2020, the Audit Committee met, reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 and the audited internal controls over financial reporting as of December 31, 2019, with management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in CymaBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Caroline Loewy (Chair)

Paul Truex

Robert Wills

Compensation Committee

The Compensation Committee during 2019 was composed of four directors: Mr. Truex (Chair), Dr. Booth, Dr. Goldfischer and Dr. Wills. The current members of the Compensation Committee are Mr. Truex (Chair) and Dr. Wills. All members of CymaBay’s Compensation Committee are, and during 2019 were, independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Compensation Committee met twice during 2019. The Board has adopted a written Compensation Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

The Compensation Committee of the CymaBay Board acts on behalf of the Board to review, recommend for adoption and oversee CymaBay’s compensation strategy, policies, plans and programs, including:

•

review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of CymaBay’s Chief Executive Officer and the other executive officers and directors; and

•	administration of CymaBay’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedure

CymaBay expects that the Compensation Committee will meet at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of CymaBay. In addition, under the charter, the Compensation Committee has the authority (a) to obtain, at the expense of CymaBay, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties, and (b) to delegate authority to subcommittees as it deems appropriate. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2019 the Compensation Committee engaged Marsh & McLennan Agency (“MMA”), an independent compensation consultant, after taking into consideration the six factors prescribed by the SEC and Nasdaq. MMA served as an independent compensation consultant in connection with setting executive compensation for 2019. As part of its engagement, MMA was requested by the Compensation Committee Chairman to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Using this information, MMA was also asked to develop executive and director compensation recommendations for us including equity award guidelines for newly hired employees and newly appointed directors as well as annual equity award guidelines for existing employees and directors. MMA also developed compensation recommendations for the Compensation Committee that were presented to the Board for its consideration.

Compensation Policies and Practices as They Relate to Risk Management

In 2019, our Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, our Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. Based on this assessment, our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of CymaBay (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for CymaBay.

The Nominating and Corporate Governance Committee was composed of three directors in 2019: Mr. von Emster (Chair), Dr. Stein and Mr. Truex. The Nominating and Corporate Governance Committee is currently composed of two directors: Mr. von Emster (Chair) and Ms. Loewy. All members of the Nominating and Corporate Governance Committee are, and during 2019 were, independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during 2019. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of CymaBay, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of CymaBay’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of CymaBay and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity as described under “Diversity in Board Membership” above. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to CymaBay during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7575 Gateway Blvd., Suite 110, Newark, CA 94560 by January 1 of the year in which such director is to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of CymaBay’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

CymaBay has adopted a formal communication policy that provides that stockholders wishing to communicate with the Board or an individual director regarding any matter, other than concerns or complaints about CymaBay’s accounting, internal controls or auditing matters, may send a written communication addressed as follows: Corporate Secretary, CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560. Communications also may be sent by e-mail to the following address shareholders@cymabay.com. Any concerns or complaints about CymaBay’s accounting, internal controls or auditing matters should be submitted in compliance with CymaBay’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters. CymaBay’s Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Corporate Secretary will discard the communication. A copy of CymaBay’s stockholder communication policy is posted at CymaBay’s website at https://ir.cymabay.com/governance-docs.

CODE OF BUSINESS CONDUCT AND ETHICS

CymaBay has adopted the CymaBay Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on CymaBay’s website at https://ir.cymabay.com/governance-docs. If CymaBay makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, CymaBay will promptly disclose the nature of the amendment or waiver on its website.

POLICY AGAINST HEDGING TRANSACTIONS

CymaBay believes that speculative and short-term trading of its securities is not appropriate for its employees or directors and thus provides, in its insider trading policy, that no employee, director or covered consultant may engage in short sales, transactions in put or call options or other derivative securities based on CymaBay securities, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to CymaBay equity at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees, nor has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee. None of our officers currently serve, nor have served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2019, certain information with respect to the compensation of each person serving as a non-employee director of CymaBay during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert F. Booth, Ph.D.(2)	47,500	148,493	195,993
Carl Goldfischer, M.D.(2)	67,500	148,493	215,993
Caroline Loewy	50,000	148,493	198,493
Evan A. Stein, M.D., Ph.D.(2)	45,000	148,493	193,493
Paul F. Truex	60,000	148,493	208,493
Kurt von Emster, CFA	60,000	148,493	208,493
Robert J. Weiland(2)	50,000	148,493	198,493
Robert J. Wills, Ph.D.	77,500	148,493	225,993

(1)

These amounts are not cash compensation, but rather the aggregate fair value of the equity compensation granted to our non-employee directors during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K as filed with the SEC on March 16, 2020, regarding assumptions underlying valuation of equity awards. Only one option award was granted to each non-employee director in 2019 and, consequently, the amount in the table is the fair value of such award. The option award fair value was approximately $150,000 on the date upon which the option was granted.

(2)	Resigned from the Board in January 2020

At December 31, 2019, the following non-employee directors held options and incentive awards to purchase the following number of shares:

Name	Options	Incentive Awards
Robert F. Booth, Ph.D.(1)	96,205	—
Carl Goldfischer, M.D.(1)	60,205	—
Caroline Loewy	96,205	—
Evan A. Stein, M.D., Ph.D.(1)	96,205	—
Paul F. Truex	96,205	—
Kurt von Emster, CFA	106,697	3,372
Robert J. Weiland(1)	96,205	—
Robert J. Wills, Ph.D.	145,205	—

(1)	Resigned from the Board in January 2020

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Our Non-Employee Director Compensation Program is intended to compensate our non-employee directors with a combination of cash and equity. Each non-employee director will receive an annual base cash retainer of $40,000 for such service. The chairperson of our Board (provided he or she is not an employee) will receive an additional annual base cash retainer of $30,000 for this service. In addition, we intend to compensate the members of our Board for service on our committees as follows:

•

The chairperson of our Audit Committee will receive an annual cash retainer of $20,000 for this service, and each of the other members of the Audit Committee will receive an annual cash retainer of $10,000.

•

The chairperson of our Compensation Committee will receive an annual cash retainer of $15,000 for such service, and each of the other members of the Compensation Committee will receive an annual cash retainer of $7,500.

•

The chairperson of our Nominating and Corporate Governance Committee will receive an annual cash retainer of $10,000 for this service, and each of the other members of the Nominating and Corporate Governance Committee will receive an annual cash retainer of $5,000.

Cash payments described above are paid quarterly.

Further, concurrently with the grants under our annual grant program for employees, each non-employee director is expected to be granted an annual equity award valued at approximately $150,000. If a new board member joins our Board, the director is expected to be granted an initial equity award valued at approximately $300,000. Annual equity awards and equity awards to new Board members will be subject to vesting as determined by the Board or the Compensation Committee on the date of grant, generally vesting over 12 months for annual grants, and vesting over 36 months for initial grants.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of March 15, 2020:

Name	Age	Position
Sujal Shah	46	President and Chief Executive Officer
Charles McWherter, Ph.D.	65	Senior Vice President, Chief Scientific Officer
Klara Dickinson	53	Chief Regulatory and Compliance Officer
Daniel Menold	50	Vice President, Finance

Sujal Shah’s biography is included above under the section titled “Proposal 1—Election of Directors.”

Charles McWherter, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since 2013. From 2007 to 2013, he served as out Senior Vice President, Research and Preclinical Development. From 2003 to 2007, he served as Vice President and head of the cardiovascular therapeutics areas of Pfizer Inc., a biopharmaceutical company. From 2001 to 2003, Dr. McWherter served as Vice President of Drug Discovery at Sugen, Inc., a biopharmaceutical company acquired by Pfizer Inc. in 2003. Dr. McWherter obtained his Ph.D. from Cornell University.

Klara Dickinson has served as our Chief Regulatory and Compliance Officer since January 2019. Prior to that she was our Senior Vice President, Regulatory Affairs and Compliance since June 2017. Previously, she served as Senior Vice President, Chief Regulatory Officer at Anthera Pharmaceuticals, Inc., a biopharmaceutical company, from 2014 to 2017, where she was responsible for the general supervision of the company’s regulatory affairs. From 2007 to 2014, she was Senior Vice President of Regulatory Affairs and Compliance at Hyperion Therapeutics, Inc. Ms. Dickinson also spent three years at CoTherix, Inc. as Vice President, Regulatory Affairs and Healthcare Compliance Officer, and held various positions at biopharmaceutical companies such as Scios, Inc. and DEY Laboratories (a subsidiary of Mylan, Inc.). Ms. Dickinson holds a B.S. in Biology from the College of Great Falls in Montana and is certified by the Regulatory Affairs Certification Board.

Daniel Menold has served as our Vice President, Finance since April 2017, and previously served as our Corporate Controller since January 2014. Prior to joining CymaBay, Mr. Menold served as Corporate Controller for technology firm Zoosk, Inc., from 2011 to 2013, where he was responsible for the accounting and financial reporting functions and as Controller and Director of Accounting at Affymetrix, Inc. from 2005 to 2010. Prior to 2005, he held accounting and finance positions of increasing responsibility at public and private life sciences and high technology companies in the Silicon Valley. Earlier in his career, Mr. Menold was at Ernst & Young LLP where he was an audit manager and served on audits of life sciences and high technology companies. Mr. Menold received a M.S. in accounting and B.S. in finance from The University of Virginia McIntire School of Commerce.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation earned during the fiscal years ending December 31, 2019 and 2018, by our principal executive officer (Mr. Shah), our two other highest paid executive officers who were serving as executive officers at December 31, 2019, and up to two additional persons who would have otherwise satisfied the above criteria but were not executive officers on December 31, 2019. The officers listed below are collectively referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Sujal Shah	2019	510,000	—		1,889,125	153,000	4,349		2,556,474
Chief Executive Officer	2018	451,796	—		1,211,685	271,078	3,458		1,938,017
Janet Dorling(2)	2019	163,846	15,000	(3)	1,303,336	—	558,870	(4)	2,041,052
Former Chief Commercial Officer
Pol Boudes, M.D.(5)	2019	317,747	—		795,418	—	601,815	(6)	1,714,980
Former Chief Medical Officer	2018	405,418	—		1,009,738	170,276	4,884		1,590,316
Charles McWherter, Ph.D.	2019	423,662	—		994,279	84,732	6,254		1,508,297
Chief Scientific Officer	2018	405,418	—		1,211,685	170,276	4,738		1,792,117
Klara Dickinson(7)	2019	364,018	—		795,418	72,804	5,014		1,237,254
Chief Regulatory and Compliance Officer

(1)

Represents the aggregate fair value of options granted from the 2013 Equity Incentive Plan for each fiscal year. For the options granted, 1/4th of the shares vest upon the one-year anniversary of the vesting commencement date and the remainder of the shares vest in equal monthly installments over the following thirty-six months, subject to the optionee’s continued employment or service with CymaBay. The options are issued under the 2013 Equity Incentive Plan and generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or services. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements in our Annual Report on Form 10-K as filed on March 16, 2020, regarding assumptions underlying our valuation of equity awards.

(2)	Ms. Dorling joined the company in August 2019 and departed the company in December 2019.
(3)	Reflects a sign-on cash bonus in the amount of $15,000 paid in connection with the commencement of Ms. Dorling’s employment in August 2019.
(4)

Consists of paid unused accrued vacation of $11,971, employer paid life insurance premiums and 401(k) matches totaling $2,341, and severance earned by Ms. Dorling of $544,558 pursuant to the separation terms of her employment letter agreement with CymaBay, as follows: (i) Ms. Dorling’s severance of 100% of her full annual base salary in the amount of $400,000, payable over 12 months following Ms. Dorling departure date, net of any consulting fees or wages earned elsewhere during the 12-month severance payment period; (ii) Ms. Dorling’s pro-rated cash incentive compensation for 2019 of 40% of her annual base salary in the amount of $120,000, payable over 12 months following Ms. Dorling’s departure date; and (iii) Ms. Dorling’s COBRA premiums earned in the amount of $24,558, payable on Ms. Dorling’s behalf over 12 months following her departure date.

(5)	Dr. Boudes left the company in September 2019.
(6)

Consists of paid unused accrued vacations of $26,160, employer paid life insurance premiums and 401(k) matches totaling $5,095, and severance earned by Dr. Boudes of $570,560 pursuant to the separation terms of his employment letter agreement with CymaBay, as follows: (i) Dr. Boudes’ severance of 100% of his full annual base salary in the amount of $423,662, payable over 12 months following Dr. Boudes’ departure date, net of any consulting fees or wages earned elsewhere during the 12-month severance payment period;

(ii) Dr. Boudes’ pro-rated non-equity plan compensation for 2019 of 40% of his annual base salary in the amount of $127,099, payable over 12 months following Dr. Boudes’ departure date; and (iii) Dr. Boudes’ COBRA premiums earned in the amount of $19,799, payable on Dr. Boudes’ behalf over 12 months following his departure date.
(7)	Ms. Dickinson was not a “named executive officer” in 2018 and, accordingly, her compensation for 2018 is not included.

Base Salaries

Our Compensation Committee recognizes the importance of base salary as an element of compensation to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance. The setting of base salaries also includes an evaluation as to appropriate levels taking into account each individual’s job duties, responsibilities, performance and experience plus comparisons to the salaries of our other executive officers. The Compensation Committee reviews base salaries at least annually and may recommend adjustment from time to time based on the results of that review. The Compensation Committee determines salary increases using a combination of relevant competitive market data, scope of responsibilities and assessment of individual performance.

For 2018, our Board, upon the recommendation of the Compensation Committee, determined annual base salaries for each of our executive officers (other than newly-hired executive officers). The changes in salary of the executives was driven primarily by a company-wide cost-of-living increase. Additional changes were based on the overall individual performance of the executives in 2017, their increased level of experience and to ensure that their salaries remained competitive with those of similarly-situated executives in our compensation peer group. The Compensation Committee does not have a specific weighting for each of these criteria and uses its discretion in determining the salary recommendations made to the Board. For 2019, the annual base salaries of our named executive officers were set by our Board, upon the recommendation of our Compensation Committee. The increased salaries were primarily the result of a company-wide cost of living increase of 4.5%. In addition, the salary of Mr. Shah was increased a further 8.4% to better align his salary with chief executive officers at peer group companies as a result of the benchmarking analysis done by our independent compensation consultant, Marsh & McLennan Agency (“MMA”) in conjunction with the 2019 compensation analysis. Finally, the salary of Ms. Dickinson was increased a further 2.5% to compensate her for expanded responsibilities following her January 2019 promotion to Chief Regulatory and Compliance Officer.

For 2019 and 2018, the annualized base salaries for each of our named executive officers as of December 31 of the applicable year were as follows:

Named Executive Officer	2018 Salary	2019 Salary	Change from 2018
Sujal Shah	$451,796	$510,000	12.9%
Charles McWherter, Ph.D.	$405,418	$423,662	4.5%
Klara Dickinson	$340,204	$364,018	7.0%
Janet Dorling	—	$400,000	—
Pol Boudes, M.D.	$405,418	$423,662	4.5%

Non-Equity Compensation Plan Information

We have an annual cash incentive plan under which cash incentives may be paid to each of our employees, including our executive officers, after the end of each calendar year. Cash incentive payouts to executive officers is based on the Compensation Committee’s assessment of our collective accomplishments, performance and achievements as measured against our business and financial goals, and is consistent across the named executive officers except as otherwise described below. Corporate goals and targets are set at the beginning of the fiscal year and are approved by the Compensation Committee and Board.

The Compensation Committee determines target cash incentive amounts based on competitive benchmark data derived from a peer group review relative to the executive officer’s specific position. The Board, upon the recommendation of the Compensation Committee, sets target cash incentive amounts at levels the Board and Compensation Committee felt were within market practice based on the data provided by MMA, recognizing that actual payouts would be dependent on actual performance. The Board did not adjust the target cash incentive amounts (as a percentage of base salary) for named executive officers in 2018 because the Board, upon the recommendation of the Compensation Committee, determined that they offered sufficient incentives; thus, the target cash incentive amounts as a percentage of base salary remained unchanged from 2017 to 2018; at 35% for each of our named executive officers.

In 2019, the Board, upon the recommendation of the Compensation Committee, increased the 2019 annual cash incentive target percentage for Mr. Shah to 60% (from 35%), and for Dr. Boudes, Dr. McWherter and Ms. Dickinson to 40% (from 35%) to better align their target cash incentive percentage with similarly situated executives as a result of the 2019 Benchmarking Analysis. Mr. Shah’s previous target cash incentive percentage was below the 25th percentile of peer group companies and the Board and Compensation Committee determined his target percentage should be increased to closer to the median of peer company Chief Executive Officers to reflect his ongoing performance and the performance of the company. Ms. Dorling’s target cash incentive percentage was determined in negotiation with her in connection with her joining our company. The Board, upon the recommendation of the Compensation Committee, determined the cash incentive payouts to be 50% of each executive’s target cash incentive percentage; accordingly, the percentage cash incentive payout for 2019 performance was 30% for Mr. Shah and 20% for each of Dr. McWherter and Ms. Dickinson. Each of Ms. Dorling and Dr. Boudes left the company in 2019 and received a portion of their target annual cash incentive pursuant to the terms of their severance arrangements.

Stock Option Grants

We intend our equity incentive program to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives. We believe that our equity incentive program is an important retention tool for our employees, including our executive officers. Our equity incentive program currently provides for the use of stock options as the preferred equity compensation vehicle as the Compensation Committee believes that stock options (as opposed to full value awards such as restricted stock or restricted stock units) provides greater long-term incentives for management as stock options require increased stock performance for realization.

The Board determined the individual grants described below upon the recommendation of the Compensation Committee, considering the executive’s role in achieving our current and future corporate goals and targets, the anticipated difficulty to replace the individual, the competitive market for similar positions, the retentive power of existing unvested equity held by the individual, our Chief Executive Officer’s recommendation (other than for his own award), and review of the executive compensation survey prepared by MMA. As part of this review, MMA provided an analysis of equity holdings of our executive officers and benchmarking against comparative holdings of executives at similar companies. In 2018, for each of our executive officers, the Board, upon the recommendation of the Compensation Committee, determined individual equity award amounts, setting award levels the Compensation Committee felt were within market practice based on the data provided by MMA. The Board and Compensation Committee also considered each executive’s performance, relative unvested equity holdings, and our overall equity use in determining individual grants. The grants made to each of our named executive officers in connection with our 2018 annual grant program are set forth in the below table. In 2019, for each of our executive officers, the Board, upon the recommendation of the Compensation Committee, approved the below listed equity grants to our named executive officers as a result of our 2019 annual grant program:

Named Executive Officer	2018 Shares underlying Stock Options	2019 Shares underlying Stock Options
Sujal Shah	150,000	328,492
Charles McWherter, Ph.D.	150,000	172,891
Klara Dickinson	100,000	138,312
Janet Dorling	—	341,000
Pol Boudes, M.D.	125,000	138,312

Severance Arrangements

Each of our named executive officers have entered into employment agreements pursuant to which they are entitled to receive severance in the event that CymaBay terminates their employment other than for cause. See “Employment Arrangements with our Named Executive Officers” below for a description of these agreements. As CymaBay terminated the employment of each of Ms. Dorling and Dr. Boudes without cause during 2019, they each received severance benefits, the value of which is set forth in the column titled “Other Compensation” in the Summary Compensation Table above, and described in the accompanying footnotes to the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2019, other than Dr. Boudes, as his equity awards had all terminated prior to December 31, 2019. None of our executive officers held stock awards.

Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Sujal Shah	12/23/2013	93,106	—		$5.00	12/22/2023
	12/23/2013	38,917	—		$5.00	12/22/2023
	1/6/2014	62,566	—		$5.00	1/5/2024
	1/7/2015	100,000	—		$10.00	1/6/2025
	1/26/2016	52,875	1,125	(1)	$1.06	1/25/2026
	7/25/2016	50,000	—		$1.82	7/24/2026
	1/19/2017	72,916	27,084	(1)	$1.72	1/18/2027
	4/27/2017	90,000	—		$3.48	4/26/2027
	10/27/2017	346,666	293,334	(2)	$9.21	10/26/2027
	1/24/2018	71,875	78,125	(1)	$11.69	1/23/2028
	1/29/2019	—	328,492	(1)	$8.43	1/28/2029

Charles McWherter, Ph.D.	1/25/2012	2,515	—		$4.77	1/24/2022
	10/31/2013	62,430	—		$5.00	10/30/2023
	12/23/2013	7,546	—		$5.00	12/22/2023
	12/23/2013	31,134	—		$5.00	12/22/2023
	1/6/2014	52,046	—		$5.00	1/5/2024
	1/7/2015	100,000	—		$10.00	1/6/2025
	1/26/2016	52,875	1,125	(1)	$1.06	1/25/2026
	7/25/2016	46,000	—		$1.82	7/24/2026
	1/19/2017	72,916	27,084	(1)	$1.72	1/18/2027
	1/24/2018	71,875	78,125	(1)	$11.69	1/23/2028
	1/29/2019	—	172,891	(1)	$8.43	1/28/2029

Klara Dickinson	6/28/2017	125,000	75,000	(1)	$5.50	6/27/2027
	1/24/2018	47,916	52,084	(1)	$11.69	1/23/2028
	1/29/2019	—	138,312	(1)	$8.43	1/28/2029

Janet Dorling	8/5/2019	113,666	—	(1)	$6.14	8/4/2029

(1)

This option vests over a four-year period, with one-quarter of the shares subject to the option vesting on the first anniversary of the grant date, or the vesting commencement date, as applicable, and the remainder of the shares vest in equal monthly installments over the following thirty-six months, subject to the executive officer continuing to provide service to us.

(2)	The option vests in equal monthly installments over the four-year period, beginning on the grant date, subject to the executive officer continuing to provide service to us.

EMPLOYMENT ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into individual employment letter agreements with each of our named executive officers that include, inter alia, provisions relating to the terms of separation and change in control. The material terms of these agreements are summarized below. See “—Change in Control and Termination-Related Provisions—Definitions” below for the meanings of certain terms used in this section.

Basic Terms

The employment letter agreements with each of our named executive officers provide for (i) an annual base salary, which is subject to review and change, as determined by our Board or Compensation Committee, (ii) eligibility for an annual target-based cash incentive equal to a percentage of such officer’s base salary and (iii) eligibility to participate in the company’s benefit plans and arrangements, including fully-paid individual health insurance premiums. Each of the employment letter agreements provide for “at-will” employment of the named executive officer, meaning that either we or the named executive officer may terminate employment at any time, with or without notice and with or without cause. As a result of the at-will nature of the relationship, the employment letters agreements do not have a guaranteed term of employment.

Change in Control and Termination-Related Provisions

Termination for Any Reason

Upon any termination of employment, each named executive officer is entitled to receive accrued but unpaid salary (including payment of accrued but unused vacation days), such officer’s vested equity awards and any other accrued benefits under the company’s benefit plans or such officer’s employment letter agreement. If the termination is by the named executive officer without good reason, all unvested equity awards held by the named executive officer would be forfeited and such officer would have three months (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options.

Termination Without Cause or Resignation for Good Reason

In the event that a named executive officer is terminated by the company without cause, or such officer resigns with good reason, such officer will be entitled to receive (i) cash severance in an amount equal to up to 12 months of such officer’s base salary, payable over up to 12 months, (ii) continued health benefits for up to 12 months following termination, (iii) a pro-rated cash incentive payment (not less than 9 months) at 100% of their target cash incentive, (iv) equity acceleration equal to 12 months of additional vesting and (v) accrued but unpaid salary (including payment of accrued but unused vacation days). All unvested equity awards held by the named executive officer as of the date of termination (other than those subject to acceleration as set forth in (iv) above) would be forfeited and such officer would have three months (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options. In addition, the timing of payments may be modified by us to comply with Section 409A of the Code. As a result of the terminations of Dr. Boudes in September 2019 and Ms. Dorling in December 2019, their severance provisions as described herein were triggered.

Change in Control Acceleration

In the event of a change in control of the company, 50% of the unvested equity of each named executive officer will accelerate as of the date of the change in control of the company.

Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

In the event that a named executive officer is terminated by the company without cause or such officer resigns with good reason, in each case within 12 months following a change in control, such officer will be entitled to receive (in lieu of the benefits described in “—Termination Without Cause or Resignation for Good Reason” above) (i) cash severance in an amount equal to up to 12 months of such officer’s base salary, payable over up to 12 months, (ii) continued health benefits for up to 15 months following termination, (iii) a cash incentive payment equal to 125% of the officer’s target cash incentive, (iv) equity acceleration of the remainder of the unvested equity that the named executive officer held on the date of the change in control and (v) accrued but unpaid salary (including payment of accrued but unused vacation days). Payments of the severance benefits described in (i)-(iii) above will not commence until the 60th day after termination, at which time a catch-up payment for the accrued benefits until that date will be paid. All unvested equity awards held by the named executive officer as of the date of termination (other than those subject to acceleration as set forth in (iv) above) would be forfeited and such officer would have three months (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options. In addition, the timing of payments may be modified by us to comply with Section 409A of the Code.

Gross-Up Payments

If any amounts owed to a named executive officer as a result of a termination in connection with a change in control of the company would be subject to the excise tax imposed by Section 4999 of the Code (together with any interest or penalties imposed with respect to such excise tax, the “Excise Tax”), then the named executive officer is entitled to receive from the company an additional payment (the “Gross-Up Payment”) in an amount equal to (i) all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment (the “First Reimbursement Payment”), (ii) all federal, state and local income taxes and employment taxes on the First Reimbursement Payment, and (iii) all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the First Reimbursement Payment.

Release of Claims

Eligibility for the severance payments and severance benefits described above is conditioned upon the execution by the named executive officer and effectiveness, within a specified period of time following termination, of a general release of claims in favor of the company.

Termination in the Event of Death or Disability

In the event of termination by reason of a named executive officer’s death or disability, such officer will be entitled to receive the same benefits as described under “—Termination for Any Reason” above, except that such officer (or such officer’s estate or legal representative, as applicable) would have 12 months (in the case of termination due to disability) or 18 months (in the event of termination due to death) (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options.

Definitions

Under the employment letter agreements with our named executive officers:

•

“cause” means the occurrence of any one or more of the following: (i) conviction of, or plea of no contest, with respect to any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) participation in a fraud or act of dishonesty that results in material harm to the company; (iii) intentional material violation of any contract or agreement between the executive and the company, including but not limited to the employment letter agreement or the applicable Employee Agreement on Confidential Information and Inventions, or violation of any statutory duty that the executive owes to the company, but only if the executive does not correct any such violation within thirty (30) days after written notice thereof has been provided to the executive (if such notice is reasonably practicable); or (iv) gross negligence or willful neglect of the executive’s job duties, as determined by the Board in good faith, but only if the executive does not correct such violation within thirty (30) days after written notice thereof has been provided to the executive (if such notice is reasonably practicable);

•

“change in control” means an ownership change event (as defined below) or a series of related ownership change events (collectively, a “transaction”) wherein the stockholders of the company immediately before the transaction do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities of the company or, in the case of a transaction described in clause (iii) of the “ownership change event” definition, the corporation or other business entity to which the assets of the company were transferred (the “transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities that own the company or the transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

•

an “ownership change event” shall be deemed to have occurred if any of the following occurs with respect to the company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the company of more than 50% of the voting stock of the company; (ii) a merger or consolidation in which the company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the company; and

•

“good reason” mean any one of the following events that occurs without the executive’s consent: (i) the material reduction in the executive’s responsibilities, authorities or functions as an employee of the company (but not merely a change in reporting relationships); (ii) a material reduction in the executive’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs); (iii) a material change of the executive’s place of employment that results in an increase to the executive’s round trip commute of more than twenty (20) miles; or (iv) the company’s material breach of the employment letter agreement. Notwithstanding the foregoing, the executive must provide written notice to the General Counsel of the company and the Chief Executive Officer within thirty (30) days after the date upon which such event first occurs, and allow the company thirty (30) days thereafter (the “cure period”) during which the company may attempt to rescind or correct the matter giving rise to good reason. If the company does not rescind or correct the conduct giving rise to good reason to the executive’s reasonable satisfaction by the expiration of the cure period, the executive’s employment will then terminate with good reason as of such thirtieth day.

Offer Letters; Acceleration of Equity Awards

The election of the three individuals nominated by Engine Capital to our five-member board of directors would not constitute a change in control transaction under the terms of the offer letters with our executive officers, and therefore would not trigger the payments to the executive officers described in the section entitled “—Change in Control and Termination-Related Provisions”.

The election of the three individuals nominated by Engine Capital to our five-member board of directors would constitute a change in control transaction under the 2013 Equity Incentive Plan, which provides that stock awards issued under the 2013 Equity Incentive Plan may be subject to additional acceleration of vesting and exercisability as may be provided in the applicable stock award agreement or other written agreement with the participant; provided, further, that if there is a definition of a change in control transaction in an individual written agreement between CymaBay and the participant with respect to a stock award under the 2013 Equity Incentive Plan, the definition in such individual agreement will supersede the definition in the 2013 Equity Incentive Plan. Since the definition of a change in control transaction under the offer letters controls, the stock awards under the 2013 Equity Incentive Plan held by the executive officers will not accelerate. Additionally, none of the stock awards issued to our non-employee directors under the 2013 Equity Incentive Plan is subject to acceleration upon a change in control transaction.

Employee Agreements on Confidential Information and Inventions

Each of our named executive officers has entered into an agreement with us with respect to proprietary information and inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. CymaBay provides a 401(k) plan to our employees, including our named executive officers. CymaBay matches 100% of a participant’s contributions, including our named executive officers, to the 401(k) plan up to a maximum annual matching contribution of $750. In addition, CymaBay reimburses our employees, including our named executive officers, for reasonable business expenses incurred in the discharge of their duties in accordance with the general practices and policies of CymaBay and subject to CymaBay’s annual expense budget.

CymaBay generally does not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. CymaBay does, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. In addition, each of our named executive officers is entitled to participate in an individual disability income protection plan, the premiums of which are paid by CymaBay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of CymaBay’s common stock as of March 15, 2020, by: (i) each of our directors and nominees for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of CymaBay as a group; and (iv) all those known by CymaBay to be beneficial owners of more than five percent of its common stock.

Beneficial Owner	Shares that May Be Acquired w/in 60 Days of March 15, 2020	Beneficial Ownership(1)
		Number of Shares	Percent of Total
Entities associated with Engine Capital, L.P.(2)	—	6,443,977	9.4%
Entities associated with Blackrock, Inc.(3)	—	5,589,851	8.1%
Entities associated with Avoro Capital Advisors LLC(4)	—	5,500,000	8.0%
Entities associated with Foresite Capital Funds(5)	—	3,819,726	5.5%
The Vanguard Group(6)	—	3,691,325	5.4%
Sujal Shah	1,166,836	1,286,836	1.8%
Charles McWherter, Ph.D.	582,050	597,050	*
Klara Dickinson	246,102	246,102	*
Kurt von Emster, CFA(7)	110,069	218,385	*
Robert J. Wills, Ph.D.	145,205	175,205	*
Janet Dorling	113,666	113,666	*
Paul F. Truex	96,205	96,205	*
Caroline Loewy	96,205	96,205	*
Pol Boudes, M.D.	—	—	*
All executive officers and directors as a group (8 persons)(8)	2,578,513	2,851,829	4.0%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, CymaBay believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 68,882,459 shares outstanding on March 15, 2020.

(2)

The information in the table is based solely upon the Schedule 13D/A filed with the SEC on March 13, 2020, reporting beneficial ownership as of March 13, 2020. Each of Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Investments, LLC, Arnaud Ajdler had sole voting power and sole dispositive power with respect to all of these shares, Engine Capital, L.P. has sole voting power and sole dispositive power with respect to 5,309,251 of these shares, and Engine Jet Capital, L.P. has sole voting power and sole dispositive power with respect to 1,134,726 of these shares. The address of the business office of each of these entities and Mr. Ajdler is 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105.

(3)

The information in the table is based solely upon the Schedule 13G/A filed with the SEC on February 5, 2020, reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. had sole voting power with respect to 5,483,001 of the shares and sole dispositive power with respect to all of the shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055

(4)

The information in the table is based solely upon the Schedule 13G filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019. Each of Avoro Capital Advisors LLC (“Avoro”) and Behzad Aghazadeh, who serves as portfolio manager and controlling person of Avoro have sole voting power and sole dispositive power with respect to these all of these shares. The address of the business office of each of Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.
(5)

The information in the table is based solely upon the Schedule 13G/A filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019. James Tananbaum had sole voting power and sole dispositive power with respect to all of these shares, of which 1,504,710 are directly owned by Foresite Capital Fund III, L.P. (“FCF III”) and 2,315,016 are directly owned by Foresite Capital Fund IV, L.P. (“FCF IV”). FCF III and Foresite Capital Management III, LLC (“FCM III”), the general partner of FCF III, may be deemed to have sole voting and investment power over the shares directly owned by FCF III, and FCF IV and Foresite Capital Management IV, LLC (“FCM IV”), the general partner of FCF IV, may be deemed to have sole voting and investment power over the shares directly owned by FCF IV. Mr. Tananbaum is the managing member of each of FCM III and FCM IV (these entities are collectively referred to as the “Foresite Group”). The address of the Foresite Group is c/o Foresite Capital Management, 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(6)

The information in the table is based solely upon the Schedule 13G filed with the SEC on February 11, 2020, reporting beneficial ownership as of December 31, 2019. The Vanguard Group had sole voting power with respect to 144,353 of these shares, shared voting power with respect to 4,096 of these shares, sole dispositive power with respect to these 3,548,387 of these shares, and shared dispositive power with respect to 1442,938 of these shares. The address of the business office of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Includes 18,316 shares held by the Konrad Hans von Emster III and Elizabeth F. von Emster Revocable Trust dated January 18, 2005.
(8)	Consists of shares beneficially owned by each executive officer and director, including our executive officers not appearing in the table above, as of March 15, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2019, which consists of our 2003 Equity Incentive Plan and 2013 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity Compensation Plans approved by security holders
2003 Equity Incentive Plan	28,246		$4.96	—
2013 Equity Incentive Plan	6,799,890	(1)	$7.85	2,315,727	(2)
Equity Compensation Plans not approved by security holders	—		—	—

Total	6,828,136		$7.84	2,315,727

(1)

Includes 101,441 shares that may be issued pursuant to incentive awards at the sole discretion of CymaBay, by either (1) the holder’s purchase of the number of shares of our common stock at the applicable exercise price per share on the date of grant or (2) the holder’s receipt of a cash payment equal to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share on the date of grant, multiplied by the portion of the award being exercised.

(2)

Pursuant to terms of the 2013 Equity Incentive Plan, the share reserve (“Share Reserve”) will automatically increase on January 1st of each year, until and including January 1, 2023, in an amount equal to 5.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. In December 2019 the Board acted to provide that there would be no January 1, 2020 increase in the Share Reserve.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

CymaBay has adopted a written Related-Person Transactions Policy that sets forth CymaBay’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of CymaBay’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CymaBay and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to CymaBay as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of CymaBay, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to CymaBay of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, CymaBay relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to CymaBay, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of CymaBay and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

STOCKHOLDERS’ PROPOSALS

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy card when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), your proposals must be sent to CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560, Attention: Corporate Secretary, not less than 120 days prior to the anniversary of the date on which the company’s proxy statement was released to stockholders in connection with the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Therefore, the deadline is expected to be [    ] for the 2021 Annual Meeting. However, if the date of the 2021 Annual Meeting changes by more than 30 days from the anniversary of the 2020 Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of any change in this deadline in a quarterly report on Form 10-Q or in another communication to you. Stockholder proposals must also be otherwise eligible for inclusion.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

If you desire to bring a matter before an Annual Meeting of Stockholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in our Bylaws. To be timely, written notice must be delivered to CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560, Attention: Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting; provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, then such notice to be timely must be delivered to the Corporate Secretary not more than 120 days prior to the 2021 Annual Meeting and not less than the later of  (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2021 Annual Meeting. Any such notice to the Company Secretary must include all of the information specified in the company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are CymaBay stockholders will be “householding” CymaBay’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or CymaBay. Direct your written request to CymaBay Therapeutics Inc., Corporate Secretary, 7575 Gateway Blvd., Suite 110, Newark, CA 94560 or by contacting Investor Relations at (510) 293-8800. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.

By Order of the Board of Directors

Sujal Shah
Chief Executive Officer

Newark, California

May [            ], 2020

A copy of CymaBay’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019, is available without charge upon written request to: Corporate Secretary, CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560.

DIRECTIONS TO THE ANNUAL MEETING

By Road

From Downtown San Francisco or San Francisco International Airport:

Take US-101 South to exit 406 for CA-84 East (Dumbarton Bridge). From CA-84 East, cross the Dumbarton Bridge and then take exit 36 for Thornton Avenue from CA-84 East. Turn right onto Thornton Avenue and take the first left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

From San Jose International Airport:

Take US-101 South to exit 388B for I-880 North. Continue on I-880 North to exit 21 for CA-84 West / Decoto Road toward Dumbarton Bridge. Turn left onto CA-84 W / Decoto Road to exit 36 for Thornton Avenue. Turn left onto Thornton Avenue and then turn left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

From Oakland International Airport:

Take I-880 South to exit 21 for CA-84 West / Decoto Road toward Dumbarton Bridge. Turn left onto CA-84 W / Decoto Road to exit 36 for Thornton Avenue. Turn left onto Thornton Avenue and then turn left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

Appendix A

SUPPLEMENTAL INFORMATION

REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2020 Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees, and their business addresses, are set forth below.

Name	Business Address
Sujal Shah	c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560
Caroline Loewy	c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560
Paul F. Truex	c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560
Kurt von Emster	c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560
Robert J. Wills, Ph.D.	c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with CymaBay, and the business address for each person is c/o CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560.

Executive Officers:

Name	Position
Sujal Shah	President and Chief Executive Officer
Charles McWherter, Ph.D.	Senior Vice President, Chief Scientific Officer
Klara Dickinson	Chief Regulatory and Compliance Officer
Daniel Menold	Vice President, Finance

Information Regarding Ownership of Company Securities by Participants

The number of shares of CymaBay common stock beneficially owned by our directors and named executive officers as of March 15, 2020, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The following table sets forth the number of shares beneficially owned as of March 15, 2020, by our other executive officer who is deemed a “participant” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Daniel Menold(2)	135,841		*

*	Less than one percent.
(1)

Applicable percentages are based on 68,882,459 shares outstanding on March 15, 2020. All shares of common stock subject to stock options exercisable within 60 days after March 15, 2020, are deemed to be

A-1

outstanding for the purpose of computing the percentage of ownership of the person holding such stock options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.
(2)	Includes 135,841 shares that Mr. Menold has the right to acquire within 60 days of March 15, 2020, through the exercise of stock options.

Information Regarding Transactions in CymaBay Securities by Participants

The following table sets forth information regarding purchases and sales of CymaBay securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
Sujal Shah	10/10/2019	5,000	Open market purchase of common stock
	9/23/2019	3,100	Open market purchase of common stock
	9/20/2019	1,900	Open market purchase of common stock
	1/29/2019	328,492	Grant of option to acquire common stock
	12/21/2018	10,000	Open market purchase of common stock
	10/15/2018	5,000	Open market purchase of common stock
	7/27/2018	5,000	Open market purchase of common stock
	5/11/2018	5,000	Open market purchase of common stock

Caroline Loewy	1/29/2019	27,705	Grant of option to acquire common stock

Paul F. Truex	1/29/2019	27,705	Grant of option to acquire common stock

Kurt von Emster	1/29/2019	27,705	Grant of option to acquire common stock

Robert J. Wills, Ph.D.	1/29/2019	27,705	Grant of option to acquire common stock

Charles McWherter, Ph.D.	1/29/2019	172,891	Grant of option to acquire common stock

Klara Dickinson	1/29/2019	138,312	Grant of option to acquire common stock

Daniel Menold	1/29/2019	69,156	Grant of option to acquire common stock
	8/29/2018	5,000	Open market sale of common stock

A-2

PRELIMINARY COPY—SUBJECT TO COMPLETION

CYMABAY THERAPEUTICS, INC.

7575 GATEWAY BOULEVARD, SUITE 110

NEWARK, CA 94560

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76885-P22931                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYMABAY THERAPEUTICS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		☐	☐	☐

Nominees:
01) Sujal Shah 02) Caroline Loewy 03) Paul F. Truex	04) Kurt von Emster 05) Robert J. Wills, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2. Ratification of selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2020.							☐	☐	☐

3. Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement.							☐	☐	☐

4.  To vote on an amendment to the CymaBay Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Letter to Stockholders, Notice and Proxy Statement and annual report to stockholders are available at

www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

E76886-P22931

CYMABAY THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on [            ], 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sujal Shah and Danial Menold as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of CYMABAY THERAPEUTICS, INC. held of record by the undersigned at the close of business on April 28, 2020, at the Annual Meeting of Stockholders to be held [        ], 2020, at [    ] a.m. Pacific Time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center, 2nd Floor, Newark, CA 94560, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act.

This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposals 2 3 and 4.

Continued and to be signed on reverse side